EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Dean Witter Realty Income Partnership II, L.P. (the "Partnership") on Form 10-Q for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffery D. Hahn, Vice President and Principal Financial and Accounting Officer of Dean Witter Realty Income Properties II Inc., the Managing General Partner of the Partnership, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


/s/ Jeffrey D. Hahn
-------------------
Jeffrey D. Hahn
Vice President and Principal Financial and Accounting Officer
Dean Witter Realty Income Properties II Inc., as
Managing General Partner of Dean Witter Realty Income
Partnership II, L.P.


Date: September 13, 2002